Exhibit 99.2

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER AND YEAR TO DATE 2013 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS

Third Quarter 2013		Year to Date 2013

•	Total revenue increased 13.3% to $807.9 million	•	Total revenue increased 14.8% to $2,419.4 million

•	Operating income increased 4.5% to $308.9 million	•	Operating income increased 9.6% to $921.4 million

•	Cash provided by operating activities increased 1.8% to $359.9 million	•	Cash provided by operating activities increased 2.5% to $1,144.4 million

SEGMENT HIGHLIGHTS

Third Quarter 2013		Year to Date 2013

•	Domestic rental and management segment revenue increased 10.3% to $529.9 million	•	Domestic rental and management segment revenue increased 8.7% to $1,566.7 million

•	International rental and management segment revenue increased 22.8% to $266.6 million	•	International rental and management segment revenue increased 27.9% to $796.5 million

•	Network development services segment revenue was $11.3 million	•	Network development services segment revenue was $56.2 million

Boston, Massachusetts – October 30, 2013: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended September 30, 2013.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Consumers in the U.S. and around the world love their smartphones and tablets, continuously upgrading devices and using more applications and bandwidth. Leading mobile operators are aggressively upgrading their networks to capture this business, further driving demand for tower space. Consequently, strong leasing activity across our global portfolio led to core organic growth of over 9% in the U.S. and 14% in our international segment in the third quarter.

We anticipate strong leasing demand for communications site real estate going forward, and through our recently announced acquisitions of Global Tower Partners and portfolios from Nextel International, we have reweighted our asset base toward our three original markets, the U.S., Mexico and Brazil. These investments, coupled with the diversification and growth prospects of our tower assets in Europe, Africa, and Asia, provide the strategic positioning to achieve our long-term objective of driving mid-teen annual growth in AFFO per share.”

THIRD QUARTER 2013 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended September 30, 2013 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2012).

Total revenue increased 13.3% to $807.9 million and total rental and management revenue increased 14.2% to $796.6 million. Total rental and management revenue Core Growth was approximately 18.5%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting all Core Growth percentages for the quarter ended September 30, 2013.

Total rental and management Gross Margin increased 15.3% to $604.4 million. Total selling, general, administrative and development expense was $97.8 million, including $14.7 million of stock-based compensation expense. Adjusted EBITDA increased 13.9% to $527.9 million, Core Growth in Adjusted EBITDA was 17.4%, and Adjusted EBITDA Margin was 65%.

Adjusted Funds From Operations (AFFO) increased 24.4% to $367.3 million, AFFO per Share increased 24.3% to $0.92, and Core Growth in AFFO was approximately 25.9%.

Operating income increased 4.5% to $308.9 million, and net income attributable to American Tower Corporation decreased 22.4% to $180.1 million. The decrease was primarily attributable to the Company’s recognition of unrealized non-cash losses of $30.9 million associated with fluctuations in foreign currency exchange rates related to intercompany loans and similar unaffiliated balances. Net income attributable to American Tower Corporation per basic common share decreased 22.0% to $0.46, and net income attributable to American Tower Corporation per diluted common share decreased 22.4% to $0.45.

Cash provided by operating activities increased 1.8% to $359.9 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 10.3% to $529.9 million, which represented 66% of total revenues, and domestic rental and management segment Gross Margin increased 12.0% to $434.7 million. Domestic rental and management segment Operating Profit increased 11.4% to $410.2 million, and domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 22.8% to $266.6 million, which represented 33% of total revenues. International rental and management segment Gross Margin increased 25.0% to $169.7 million, while international rental and management segment Operating Profit increased 24.7% to $138.0 million. International rental and management segment Operating Profit Margin was 52% (71%, excluding the impact of $71.3 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $11.3 million, which represented 1% of total revenues. Network development services segment Gross Margin was $6.5 million, and network development services segment Operating Profit was $4.6 million. Network development services segment Operating Profit Margin was 41%.

YEAR TO DATE 2013 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the nine months ended September 30, 2013 (unless otherwise indicated, all comparative information is presented against the nine months ended September 30, 2012).

Total revenue increased 14.8% to $2,419.4 million and total rental and management revenue increased 14.5% to $2,363.2 million. Total rental and management revenue Core Growth was approximately 18.9%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting all Core Growth percentages for the nine months ended September 30, 2013.

Total rental and management Gross Margin increased 14.0% to $1,789.2 million. Total selling, general, administrative and development expense was $298.7 million, including $52.0 million of stock-based compensation expense. Adjusted EBITDA increased 13.3% to $1,576.2 million, Core Growth in Adjusted EBITDA was 17.2%, and the Adjusted EBITDA Margin was 65%.

AFFO increased 17.7% to $1,091.4 million, AFFO per Share increased 17.7% to $2.73, and Core Growth in AFFO was approximately 21.7%.

Operating income increased 9.6% to $921.4 million, while net income attributable to American Tower Corporation decreased 10.0% to $451.4 million. The decrease was primarily attributable to the Company’s recognition of unrealized non-cash losses of $151.7 million associated with fluctuations in foreign currency exchange rates related to intercompany loans and similar unaffiliated balances. Net income attributable to American Tower Corporation per basic common share decreased 10.2% to $1.14, and net income attributable to American Tower Corporation per diluted common share decreased 10.3% to $1.13.

Cash provided by operating activities increased 2.5% to $1,144.4 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 8.7% to $1,566.7 million, which represented 65% of total revenues. Domestic rental and management segment Gross Margin increased 10.0% to $1,284.4 million, while domestic rental and management segment Operating Profit increased 9.6% to $1,212.7 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 27.9% to $796.5 million, which represented 33% of total revenues. International rental and management segment Gross Margin increased 25.8% to $504.8 million, while international rental and management segment Operating Profit increased 23.5% to $411.0 million. International rental and management segment Operating Profit Margin was 52% (70%, excluding the impact of $212.2 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $56.2 million, which represented 2% of total revenues. Network development services segment Gross Margin was $33.8 million, and network development services segment Operating Profit was $26.7 million. Network development services segment Operating Profit Margin was 48%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 5 and 6 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 11 through 14.

INVESTING OVERVIEW

Distributions – On October 7, 2013, the Company paid its third quarter distribution of $0.28 per share, or a total of approximately $110.5 million, to stockholders of record at the close of business on September 23, 2013.

During the nine months ended September 30, 2013, the Company declared an aggregate of $0.81 per share in distributions, or a total of approximately $320.0 million, to its stockholders. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Cash Paid for Capital Expenditures – During the third quarter of 2013, total capital expenditures of $167.6 million included $80.7 million for discretionary capital projects, including spending to complete the construction of 48 towers and the installation of 2 distributed antenna system networks and 509 shared generators domestically and the construction of 417 towers and the installation of 3 distributed antenna system networks internationally; $22.7 million to purchase land under the Company’s communications sites; $7.6 million for start-up capital projects in recently launched markets; $30.0 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $26.7 million for capital improvements and corporate capital expenditures.

During the nine months ended September 30, 2013, total capital expenditures of $448.2 million included $210.9 million for discretionary capital projects, including spending to complete the construction of 192 towers and the installation of 8 distributed antenna system networks and 857 shared generators domestically and the construction of 1,113 towers and the installation of 28 distributed antenna system networks internationally; $54.5 million to purchase land under the Company’s communications sites; $22.1 million for start-up capital projects in recently launched markets; $75.1 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $85.7 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the third quarter of 2013, the Company spent $54.5 million for the purchase of 3 domestic towers and 513 international towers. The international towers consisted of those acquired pursuant to previously announced agreements, including 294 towers in Colombia, 189 towers in South Africa and 9 towers in Ghana. In addition, the Company acquired 20 towers in Mexico during the third quarter of 2013.

During the nine months ended September 30, 2013, the Company spent $365.7 million for the purchase of 59 domestic towers and 1,530 international towers.

As previously announced, subsequent to the end of the third quarter of 2013, the Company completed its acquisition of MIP Tower Holdings LLC, a private real estate investment trust, which is the parent company of Global Tower Partners (GTP) in which it acquired over 5,000 towers, the rights to over 9,000 rooftop sites and over 800 managed towers domestically, and approximately 550 towers in Central America. As consideration for the acquisition, American Tower assumed approximately $1.5 billion of existing GTP debt and paid approximately $3.3 billion in cash.

During the third quarter, the Company entered into an agreement with NII Holdings, Inc. to acquire up to 2,790 communications sites in Brazil and 1,666 communications sites in Mexico in two separate transactions, for approximately 945 million Brazilian Reais (approximately $423.8 million) and 5,025 million Mexican Pesos (approximately $382.3 million), respectively.

In addition, during the third quarter, the Company entered into an agreement to acquire up to 236 communications sites in Brazil for an aggregate purchase price of up to approximately 283 million Brazilian Reais (approximately $127.1 million), which are expected to close during the first quarter of 2014.

Stock Repurchase Program – During the third quarter of 2013, the Company repurchased a total of approximately 1.0 million shares of its common stock for approximately $70.4 million pursuant to its stock repurchase program. On September 6, 2013, the Company temporarily suspended repurchases following the signing of its agreement to acquire GTP.

During the nine months ended September 30, 2013, the Company repurchased a total of approximately 1.9 million shares of its common stock for approximately $145.0 million pursuant to its stock repurchase program.

FINANCING OVERVIEW

Leverage – For the quarter ended September 30, 2013, the Company’s Net Leverage Ratio was approximately 4.1x net debt (total debt less cash and cash equivalents) to third quarter 2013 annualized Adjusted EBITDA. On October 1, 2013, the Company’s Net Leverage Ratio increased as a result of its acquisition of GTP.

Liquidity – As of September 30, 2013, the Company had approximately $5.2 billion of total liquidity, comprised of approximately $4.0 billion in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $1.2 billion under its revolving credit facilities, net of any outstanding letters of credit. On October 1, 2013, the Company utilized $3.3 billion of its cash on hand to fund the acquisition of GTP.

Subsequent to the end of the third quarter of 2013, the Company entered into a new $1.5 billion term loan, the proceeds of which, along with cash on hand, were used to repay its existing $750 million 2012 term loan and $800 million under its 2012 revolving credit facility. As a result, the Company’s total liquidity was approximately $2.6 billion as of October 30, 2013.

FULL YEAR 2013 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of October 30, 2013. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

As reflected in the table below, the Company has raised the midpoint of its full year 2013 outlook for total rental and management revenue by $80 million, Adjusted EBITDA by $55 million and AFFO by $10 million. These estimates include the impact of the Company’s acquisition of sites from GTP, which closed on October 1, 2013 and the Company’s pending acquisition of sites from NII Holdings in Mexico, which is scheduled to close in November 2013.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the fourth quarter of 2013: (a) 2.25 Brazilian Reais; (b) 505.00 Chilean Pesos; (c) 1,900.00 Colombian Pesos; (d) 0.75 Euros; (e) 2.15 Ghanaian Cedi; (f) 63.00 Indian Rupees; (g) 12.90 Mexican Pesos; (h) 2.75 Peruvian Soles; (i) 10.00 South African Rand; and (j) 2,550.00 Ugandan Schillings.

($ in millions)	Full Year 2013			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,250	to	$3,280	16.5%	21.2%
Adjusted EBITDA(1)	$2,150	to	$2,180	14.4%	19.4%
Adjusted Funds From Operations(1)	$1,455	to	$1,475	19.8%	22.4%
Net Income	$580	to	$620	1.0%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $2,180 million; and (2) international rental and management segment revenue of $1,085 million, which includes approximately $286 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding.)

	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	21.2%	19.4%	22.4%
Estimated impact of fluctuations in foreign currency exchange rates	(2.1)%	(1.4)%	(1.9)%
Impact of straight-line revenue and expense recognition	(1.9)%	(2.4)%	—
Impact of significant one-time items	(0.7)%	(1.1)%	(0.6)%

Outlook midpoint growth	16.5%	14.4%	19.8%

Outlook for Capital Expenditures:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2013
Discretionary capital projects(1)	$305	to	$315
Ground lease purchases	85	to	105
Start-up capital projects	20	—	20
Redevelopment	100	to	110
Capital improvement(2)	85	to	95
Corporate	30	—	30

Total	$625	to	$675

(1)	Includes the construction of approximately 1,900 to 2,100 new communications sites.
(2)	Includes spending related to a lighting system upgrade in the U.S. of approximately $15 million.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2013
Net income	$580	to	$620
Interest expense	465	to	455
Depreciation, amortization and accretion	805	to	785
Income tax provision	30	to	40
Stock-based compensation expense	65	to	70
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments and other (income) expense	205	to	210

Adjusted EBITDA	$2,150	to	$2,180

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2013
Net income	$580	to	$620
Straight-line revenue	(144)	—	(144)
Straight-line expense	33	—	33
Depreciation, amortization and accretion	805	to	785
Stock-based compensation expense	65	to	70
Non-cash portion of tax provision	(12)	—	(12)
Other, including other operating expenses, interest expense, amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, loss on retirement of long-term obligations, other (income) expense and non-cash interest related to joint venture shareholder loans	243	to	248
Capital improvement capital expenditures	(85)	to	(95)
Corporate capital expenditures	(30)	—	(30)

Adjusted Funds From Operations	$1,455	to	$1,475

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the third quarter and nine months ended September 30, 2013 and its full year 2013 outlook. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 87346738

When available, a replay of the call can be accessed until 11:59 p.m. ET on November 13, 2013. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 87346738

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates over 61,000 communications sites in the United States, Brazil, Chile, Colombia, Costa Rica, Germany, Ghana, India, Mexico, Panama, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments and income taxes. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other (income) expense, loss on retirement of long-term obligations, interest expense, interest income, other operating income (expenses), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges and real estate related depreciation, amortization and accretion, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines Adjusted Funds From Operations as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other (income) expense, (vii) loss on retirement of long-term obligations, (viii) other operating (income) expense, and adjusted for (ix) unconsolidated affiliates, and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and Adjusted Funds From Operations as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2013 outlook, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) if our tenants consolidate, merge or share site infrastructure with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (5) we could suffer adverse tax or other financial consequences if taxing authorities do not agree with our tax positions; (6) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) our leverage and debt service obligations may materially and adversely affect us; (9) we may fail to realize the growth prospects and cost savings anticipated as a result of our acquisition of GTP; (10) we will incur significant transaction and acquisition-related integration costs in connection with the acquisition of GTP; (11) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (12) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (13) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (14) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (15) if we fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates, which would substantially reduce funds otherwise available; (16) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (17) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (18) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows, and may have deferred and contingent tax liabilities; (19) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (20) restrictive covenants in the Loan Agreement related to our Securitization and indentures related to the GTP Securitization, the loan agreements for our credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (21) we may incur goodwill and other intangible asset impairment charges which could result in a significant reduction to our earnings; (22) we have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow and ability to satisfy debt service obligations; (23) we could have liability under environmental and occupational safety and health laws; (24) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage; (25) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended June 30, 2013. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	December 31, 2012(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,040,353	$368,618
Restricted cash	132,019	69,316
Short-term investments	27,381	6,018
Accounts receivable, net	152,560	143,772
Prepaid and other current assets	365,792	222,999
Deferred income taxes	23,931	25,754

Total current assets	4,742,036	836,477

Property and equipment, net	5,878,826	5,766,150
Goodwill	2,815,271	2,842,717
Other intangible assets, net	3,195,106	3,205,496
Deferred income taxes	219,373	209,589
Deferred rent asset	878,124	776,201
Notes receivable and other non-current assets	452,584	452,788

TOTAL	$18,181,320	$14,089,418

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$90,845	$89,578
Accrued expenses	331,311	286,962
Distributions payable	110,937	189
Accrued interest	84,528	71,271
Current portion of long-term obligations	67,276	60,031
Unearned revenue	138,422	124,147

Total current liabilities	823,319	632,178

Long-term obligations	12,578,532	8,693,345
Asset retirement obligations	461,586	435,613
Other non-current liabilities	705,966	644,101

Total liabilities	14,569,403	10,405,237

COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	3,973	3,959
Additional paid-in capital	5,097,325	5,012,124
Distributions in excess of earnings	(1,066,580)	(1,196,907)
Accumulated other comprehensive loss	(298,015)	(183,347)
Treasury stock	(207,740)	(62,728)

Total American Tower Corporation equity	3,528,963	3,573,101
Noncontrolling interest	82,954	111,080

Total equity	3,611,917	3,684,181

TOTAL	$18,181,320	$14,089,418

(1)	December 31, 2012 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES:
Rental and management	$796,575	$697,554	$2,363,207	$2,063,806
Network development services	11,305	15,781	56,231	43,780

Total operating revenues	807,880	713,335	2,419,438	2,107,586

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $248, $195, $751 and $594, respectively)	195,953	177,336	585,465	506,120
Network development services (including stock-based compensation expense of $99, $245, $440 and $749, respectively)	4,876	7,568	22,839	22,153
Depreciation, amortization and accretion	184,922	144,061	555,334	465,788
Selling, general, administrative and development expense (including stock-based compensation expense of $14,711, $12,618, $51,964 and $38,311, respectively)	97,781	81,459	298,737	237,891
Other operating expenses	15,469	7,359	35,686	35,150

Total operating expenses	499,001	417,783	1,498,061	1,267,102

OPERATING INCOME	308,879	295,552	921,377	840,484

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,544	3,586	10,673	10,715
Interest income	2,342	1,717	5,468	6,253
Interest expense	(106,335)	(102,272)	(318,916)	(297,622)
Loss on retirement of long-term obligations	—	—	(37,967)	(398)
Other (expense) income (including unrealized foreign currency (losses) gains of $(30,907), $46,191, $(151,673), and $(12,847), respectively)	(29,622)	46,294	(148,991)	(19,468)

Total other expense	(130,071)	(50,675)	(489,733)	(300,520)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	178,808	244,877	431,644	539,964
Income tax provision	(15,586)	(13,054)	(23,361)	(64,117)
Income on equity method investments	—	2	—	25

NET INCOME	163,222	231,825	408,283	475,872
Net loss attributable to noncontrolling interest	16,901	264	43,068	25,732

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$180,123	$232,089	$451,351	$501,604

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$0.46	$0.59	$1.14	$1.27

Diluted net income attributable to American Tower Corporation	$0.45	$0.58	$1.13	$1.26

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	394,759	395,244	395,138	394,626

Diluted	398,348	399,487	399,275	399,084

DISTRIBUTIONS DECLARED PER SHARE	$0.28	$0.23	$0.81	$0.66

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$408,283	$475,872
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	53,155	39,654
Depreciation, amortization and accretion	555,334	465,788
Loss on early retirement of securitized debt	35,288	—
Other non-cash items reflected in statements of operations	164,406	79,655
Increase in net deferred rent asset	(83,694)	(92,296)
Increase in restricted cash	(62,703)	(693)
Increase in assets	(59,267)	(36,137)
Increase in liabilities	133,641	184,704

Cash provided by operating activities	1,144,443	1,116,547

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(448,249)	(377,026)
Payments for acquisitions, net of cash acquired	(365,658)	(822,714)
Proceeds from sale of short-term investments and other non-current assets	27,889	358,707
Payments for short-term investments	(50,224)	(330,341)
Deposits, restricted cash, investments and other	(122,396)	(2,892)

Cash used for investing activities	(958,638)	(1,174,266)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	7,544	20,099
Borrowings under credit facilities	3,507,000	1,325,000
Proceeds from issuance of senior notes, net	2,221,792	698,670
Proceeds from issuance of Securities in securitization transaction, net	1,778,496	—
Proceeds from term loan credit facility	—	750,000
Proceeds from other long-term borrowings	27,971	99,132
Repayments of notes payable, credit facilities and capital leases	(3,705,454)	(2,655,367)
Contributions from noncontrolling interest holders, net	17,584	48,500
Purchases of common stock	(145,012)	(16,733)
Proceeds from stock options	32,973	42,825
Distributions	(209,711)	(169,816)
Payment for early retirement of securitized debt	(29,234)	—
Deferred financing costs and other financing activities	(9,190)	(30,215)

Cash provided by financing activities	3,494,759	112,095

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(8,829)	(2,255)
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,671,735	52,121

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	368,618	330,191

CASH AND CASH EQUIVALENTS, END OF PERIOD	4,040,353	382,312

CASH PAID FOR INCOME TAXES, NET OF REFUNDS	$23,172	$28,465

CASH PAID FOR INTEREST	$283,145	$265,443

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three months ended September 30, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$529,941	$266,634	$796,575	$11,305	$807,880
Segment operating expenses(1)	95,232	100,473	195,705	4,777	200,482
Interest income, TV Azteca, net	—	3,544	3,544	—	3,544

Segment Gross Margin	434,709	169,705	604,414	6,528	610,942

Segment selling, general, administrative and development expense(1)	24,523	31,728	56,251	1,880	58,131

Segment Operating Profit	$410,186	$137,977	$548,163	$4,648	$552,811

Segment Operating Profit Margin	77%	52%	69%	41%	68%

Three months ended September 30, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$480,351	$217,203	$697,554	$15,781	$713,335
Segment operating expenses(1)	92,072	85,069	177,141	7,323	184,464
Interest income, TV Azteca, net	—	3,586	3,586	—	3,586

Segment Gross Margin	388,279	135,720	523,999	8,458	532,457

Segment selling, general, administrative and development expense(1)	20,141	25,057	45,198	2,127	47,325

Segment Operating Profit	$368,138	$110,663	$478,801	$6,331	$485,132

Segment Operating Profit Margin	77%	51%	69%	40%	68%

Nine months ended September 30, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,566,660	$796,547	$2,363,207	$56,231	$2,419,438
Segment operating expenses(1)	282,273	302,441	584,714	22,399	607,113
Interest income, TV Azteca, net	—	10,673	10,673	—	10,673

Segment Gross Margin	1,284,387	504,779	1,789,166	33,832	1,822,998

Segment selling, general, administrative and development expense(1)	71,664	93,753	165,417	7,105	172,522

Segment Operating Profit	$1,212,723	$411,026	$1,623,749	$26,727	$1,650,476

Segment Operating Profit Margin	77%	52%	69%	48%	68%

Nine months ended September 30, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,440,824	$622,982	$2,063,806	$43,780	$2,107,586
Segment operating expenses(1)	273,188	232,338	505,526	21,404	526,930
Interest income, TV Azteca, net	—	10,715	10,715	—	10,715

Segment Gross Margin	1,167,636	401,359	1,568,995	22,376	1,591,371

Segment selling, general, administrative and development expense(1)	60,638	68,433	129,071	4,410	133,481

Segment Operating Profit	$1,106,998	$332,926	$1,439,924	$17,966	$1,457,890

Segment Operating Profit Margin	77%	53%	70%	41%	69%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	September 30, 2013	September 30, 2013 Pro Forma(1)
2012 Credit Facility(2)	$963,000	$163,000
2013 Credit Facility	1,853,000	1,853,000
2012 Term Loan	750,000	—
2013 Term Loan(2)	—	1,500,000
4.625% Senior Notes due 2015	599,754	599,754
7.000% Senior Notes due 2017	500,000	500,000
4.500% Senior Notes due 2018	999,493	999,493
3.400% Senior Notes due 2019	749,346	749,346
7.250% Senior Notes due 2019	296,626	296,626
5.050% Senior Notes due 2020	699,393	699,393
5.900% Senior Notes due 2021	499,399	499,399
4.700% Senior Notes due 2022	698,842	698,842
3.500% Senior Notes due 2023	992,347	992,347
5.000% Senior Notes due 2024	499,445	499,445

Total unsecured debt at American Tower Corporation	$10,100,645	$10,050,645

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000
GTP Securitizations(3)	—	1,543,586
Unison Notes(4)	205,874	205,874
South African Facility(5)	94,798	94,798
Colombian long-term credit facility(5)	70,509	70,509
Colombian bridge loans(5)	56,415	56,415
GTP Costa Rica loan(6)	—	32,600
Shareholder loans(7)	251,667	251,667
Indian Working Capital Facility	—	—
Capital leases	65,900	65,900

Total secured or subsidiary debt	$2,545,163	$4,121,349

Total debt	$12,645,808	$14,171,994

Cash and cash equivalents	4,040,353

Net debt (total debt less cash and cash equivalents)	$8,605,455

(1)	Pro Forma for the close of the acquisition of GTP and the close of the 2013 Term Loan.
(2)	On October 29, 2013, the Company used net proceeds from borrowings under the 2013 Term Loan and cash on hand to repay the 2012 Term Loan and $800 million under the 2012 Credit Facility.
(3)	The GTP Securitizations were assumed in connection with the acquisition of GTP and include approximately $1.5 billion of existing indebtedness from GTP and a fair value adjustment of approximately $53.0 million.
(4)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(5)	Denominated in local currency.
(6)	The GTP Costa Rica loan was assumed in connection with the acquisition of GTP and is denominated in USD.
(7)	Denominated in USD, reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Colombia, Ghana and Uganda.

Calculation of Net Leverage Ratio ($ in thousands)	September 30, 2013
Total debt	$12,645,808
Cash and cash equivalents	4,040,353

Numerator: net debt (total debt less cash and cash equivalents)	$8,605,455

Adjusted EBITDA	$527,872
Denominator: annualized Adjusted EBITDA	2,111,488

Net Leverage Ratio(1)	4.1x

(1)	Subsequent to the end of the third quarter of 2013, the Company utilized $3.3 billion of cash on hand to fund the acquisition of GTP and assumed $1.5 billion of existing indebtedness from GTP. As a result, the Company’s Net Leverage Ratio increased.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Share count rollforward: (in millions of shares)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Total common shares, beginning of period	395.1	395.1
Common shares repurchased	(1.0)	(1.9)
Common shares issued	0.4	1.3

Total common shares outstanding, end of period(1)	394.5	394.5

(1)	As of September 30, 2013, excludes (a) 3.5 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $40.05 per share, (b) 2.9 million potentially dilutive shares associated with unvested stock options, and (c) 1.8 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Total rental and management straight-line revenue and expense (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total rental and management operations straight-line revenue	$37,286	$40,986	$105,968	$118,545
Total rental and management operations straight-line expense	$6,293	$8,118	$21,319	$26,147

(1)	In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

	Three Months Ended September 30,		Nine Months Ended September 30,
International pass-through revenue detail:	2013	2012	2013	2012
Pass-through revenue	$71,280	$57,201	$212,210	$161,171

	Three Months Ended September 30,		Nine Months Ended September 30,
Pre-paid rent detail:	2013	2012	2013	2012
Beginning balance	$216,649	$158,536	$198,792	$156,678
Cash	42,950	48,397	87,993	73,868
Amortization(1)	(15,561)	(8,359)	(42,748)	(31,972)

Ending balance	$244,037	$198,574	$244,037	$198,574

(1)	Includes the impact of fluctuations in foreign currency exchange rates.

	Three Months Ended September 30,		Nine Months Ended September 30,
Selling, general, administrative and development expense breakout:	2013	2012	2013	2012
Total rental and management overhead	$56,251	$45,198	$165,417	$129,071
Network development services segment overhead	1,880	2,127	7,105	4,410
Corporate and development expenses	24,939	21,516	74,251	66,099
Stock-based compensation expense	14,711	12,618	51,964	38,311

Total	$97,781	$81,459	$298,737	$237,891

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended September 30, 2013	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	18.5%	17.4%	25.9%
Estimated impact of fluctuations in foreign currency exchange rates	(2.8)%	(1.9)%	(2.7)%
Impact of straight-line revenue recognition	(1.4)%	(1.5)%	—
Impact of material one-time items	—	—	1.2%

Reported growth	14.2%	13.9%	24.4%

Nine Months Ended September 30, 2013
Core Growth	18.9%	17.2%	21.7%
Estimated impact of fluctuations in foreign currency exchange rates	(1.8)%	(1.2)%	(1.9)%
Impact of straight-line revenue recognition	(1.6)%	(1.6)%	—
Impact of material one-time items	(0.9)%	(1.0)%	(2.0)%

Reported growth	14.5%	13.3%	17.7%

SELECTED CASH FLOW DETAIL:

	Three Months Ended September 30,		Nine Months Ended September 30,
Payments for purchase of property and equipment and construction activities:	2013	2012	2013	2012
Discretionary - capital projects	$80,733	$78,894	$210,860	$192,165
Discretionary - ground lease purchases	22,656	21,273	54,516	48,462
Start-up capital projects	7,597	11,253	22,133	18,915
Redevelopment	30,004	17,748	75,087	58,703
Capital improvements	18,724	16,189	61,048	44,587
Corporate	7,930	5,267	24,605	14,194

Total	$167,644	$150,624	$448,249	$377,026

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Tower Count (1):	As of June 30, 2013	Constructed	Acquired	Adjustments	As of September 30, 2013
United States (2)	22,720	48	3	(17)	22,754
Brazil	4,482	29	—	—	4,511
Chile	1,182	2	1	(36)	1,149
Colombia	3,104	47	294	(16)	3,429
Germany	2,031	—	—	—	2,031
Ghana	1,931	14	9	—	1,954
India	10,774	215	—	(30)	10,959
Mexico (3)	6,721	65	20	—	6,806
Peru	499	—	—	—	499
South Africa	1,629	10	189	—	1,828
Uganda	1,120	35	—	(7)	1,148

Total	56,193	465	516	(106)	57,068

(1)	Excludes in-building and outdoor distributed antenna system networks.
(2)	Includes 274 broadcast towers.
(3)	Includes 199 broadcast towers.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$163,222	$231,825	$408,283	$475,872
Income from equity method investments	—	(2)	—	(25)
Income tax provision	15,586	13,054	23,361	64,117
Other expense (income)	29,622	(46,294)	148,991	19,468
Loss on retirement of long-term obligations	—	—	37,967	398
Interest expense	106,335	102,272	318,916	297,622
Interest income	(2,342)	(1,717)	(5,468)	(6,253)
Other operating expenses	15,469	7,359	35,686	35,150
Depreciation, amortization and accretion	184,922	144,061	555,334	465,788
Stock-based compensation expense	15,058	13,058	53,155	39,654

Adjusted EBITDA	$527,872	$463,616	$1,576,225	$1,391,791

Divided by total revenue	807,880	713,335	2,419,438	2,107,586

Adjusted EBITDA Margin	65%	65%	65%	66%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Income	$163,222	$231,825	$408,283	$475,872
Real estate related depreciation, amortization and accretion	160,976	122,944	485,328	407,970
Losses from sale or disposal of real estate and real estate related impairment charges	6,160	1,901	8,830	7,911
Adjustments for unconsolidated affiliates and noncontrolling interest	10,516	(6,338)	22,159	10,135

NAREIT Funds From Operations	$340,874	$350,332	$924,600	$901,888

Straight-line revenue	(37,286)	(40,986)	(105,968)	(118,545)
Straight-line expense	6,293	8,118	21,319	26,147
Stock-based compensation expense	15,058	13,058	53,155	39,654
Non-cash portion of tax provision	9,567	(2,635)	189	35,652
Non-real estate related depreciation, amortization and accretion	23,946	21,117	70,006	57,818
Amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges	7,127	2,254	22,049	6,516
Other expense (income) (1)	29,622	(46,294)	148,991	19,468
Loss on retirement of long-term obligations	—	—	37,967	398
Other operating expense (2)	9,309	5,458	26,856	27,239
Capital improvement capital expenditures (3)	(18,724)	(16,189)	(61,048)	(44,587)
Corporate capital expenditures	(7,930)	(5,268)	(24,605)	(14,194)
Adjustments for unconsolidated affiliates and noncontrolling interest	(10,516)	6,338	(22,159)	(10,135)

Adjusted Funds From Operations	$367,340	$295,303	$1,091,352	$927,319

Divided by weighted average diluted shares outstanding	398,348	399,487	399,275	399,084
Adjusted Funds From Operations per Share	$0.92	$0.74	$2.73	$2.32

(1)	Primarily includes unrealized (gain) loss on foreign currency exchange rate fluctuations.
(2)	Primarily includes transaction related costs.
(3)	2012 amounts adjusted to exclude the category of capital expenditures, start-up capital projects.